                                                                   Exhibit 3.1.4


                           CERTIFICATE OF DESIGNATION
                           --------------------------

                                       OF
                                       --

                            SERIES H PREFERRED STOCK
                            ------------------------

                                       OF
                                       --

                       PROTEIN POLYMER TECHNOLOGIES, INC.
                       ----------------------------------

                            (Pursuant to Section 151)

          The undersigned, J. Thomas Parmeter and Philip J. Davis, the President and Secretary, respectively, of PROTEIN POLYMER TECHNOLOGIES, INC., a
                                ----------------------------------
corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), do hereby certify, in
                                               -------
the name of and on behalf of the Company, and as its corporate act, that in accordance with the Company's Bylaws, at a meeting of the Board of Directors of the Company held on July 19, 2001, the Board adopted the following preamble and resolution:

          Whereas the Certificate of Incorporation of the Company provides for a
          -------
class of shares of stock designated "Preferred Stock," issuable from time to time in one or more series, and vests in the Board of Directors of the Company the authority to fix the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, and to fix the number of shares constituting any such series:

          NOW, THEREFORE, BE IT

          RESOLVED that there shall be a series of Preferred Stock of the
          --------
Company to be designated as follows and that the powers, preferences and relative, participating, optional or other rights of the shares of such series of Preferred Stock and the qualifications, limitations and restrictions thereof shall be as follows:

          Section 1. Designation. There is hereby provided a series of Preferred
                     -----------
Stock designated the Series H Convertible Preferred Stock (the "Series H
                                                                --------
Preferred Stock").
---------------

          Section 2. Number. The number of shares constituting the Series H
                     ------
Preferred Stock is fixed at thirty thousand 30,000) shares.

          Section 3. Definitions. For purposes of this Certificate of
                     -----------
Designation the following definitions shall apply:

          "Board" shall mean the Board of Directors of the Company.
           -----

          "Commitment Date" shall mean the date immediately prior to the date of
           ---------------
original issuance of the Series H Preferred Stock.

          "Common Stock" shall mean the Common Stock, par value $0.01, of the
           ------------
Company.

          "Common Stock Value" shall mean, as of any given date, (i) if the
           ------------------
Common Stock is traded on a national securities exchange, or is designated as a National Market System security on NASDAQ, the average of the closing prices thereof as reported on such exchange or NASDAQ-NMS, as the case may be, during the 20 consecutive trading days preceding the trading day immediately prior to such date, or, if no sale occurred on any such trading day, then the mean between the closing bid and asked prices on such exchange or NASDAQ-NMS on such trading day, (ii) if the Common Stock is actively traded over-the-counter (other than NASDAQ-NMS), the arithmetic average (for 20 consecutive trading days) of the mean between the low bid and high asked prices as of the close of business during the 20 consecutive trading days preceding the trading day immediately prior to such date, as reported by the National Association of Securities Dealers Automated Quotation system or other source, (iii) if the Common Stock is not traded on an exchange, NASDAQ-NMS, or traded over-the-counter, the fair market value thereof, shall be determined in good faith mutually by the Board, and the holders of a Majority of the Series H Preferred Stock, provided that if they are unable to reach agreement on any valuation matter, such valuation shall be submitted to and determined by a nationally recognized independent investment banking firm selected by the Board and the holders of a Majority of the Series H Preferred Stock (or, if such selection cannot be made, by a nationally recognized independent investment banking firm selected by the American Arbitration Association in accordance with its commercial arbitration rules).

          "Junior Stock" shall mean the Common Stock of the Company, whether
           ------------
presently outstanding or hereafter issued, and the Series G Preferred Stock.

          "Majority of the Series H Preferred Stock" shall mean more than 50% of
           ----------------------------------------
the outstanding Series H Preferred Stock.

          "Series D Preferred Stock" shall mean the Company's Series D 10%
           ------------------------
Cumulative Convertible Preferred Stock.

          "Series E Preferred Stock" shall mean the Company's Series E
           ------------------------
Convertible Preferred Stock.

          "Series F Preferred Stock" shall mean the Company's Series F 10%
           ------------------------
Cumulative Convertible Preferred Stock.

          "Series G Preferred Stock" shall mean the Company's Series G
           ------------------------
Convertible Preferred Stock.

          "Subsidiary" shall mean any corporation a majority of the Voting Stock
           ----------
of which is, at the time as of which any determination is being made, owned by the Company either directly or through one or more Subsidiaries.

          "Voting Stock" shall mean any shares having general voting power in
           ------------
electing the Board of Directors (irrespective of whether or not at the time stock of any other class or classes has or might have voting power by reason or the happening of any contingency). The Common Stock and the Series G Preferred Stock are Voting Stock and the Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series H Preferred Stock are not Voting Stock.

          Section 4. Dividends. The holders of the then outstanding Series H
                     ---------
Preferred Stock shall be entitled to receive dividends (other than a dividend paid solely in Common Stock), when and as declared by the Board, out of any funds legally available therefor, provided, however, that no such dividends
                                  --------  -------
shall be declared or paid on the Series H Preferred Stock until the preferential cumulative dividends on the Series D Preferred Stock and the Series F Preferred Stock shall have been first fully paid or declared and set apart. If the Board shall elect to declare such dividends, such dividends shall be declared in equal amounts per share on all shares of Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock and Common Stock, but with each share of Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock being entitled to dividends based upon the number of shares of Common Stock into which such share of Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock could be converted at the record date for the determination of shareholders entitled to receive such dividend or, if no such record date is established, on the date such dividend is declared.

          Section 5. Liquidation Rights of Series H Preferred Stock.
                     ----------------------------------------------

                  (a)   Preference. Subject to the conversion rights set forth
                        ----------
in Section 9 hereof, in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the Series E Preferred Stock, Series F Preferred Stock and Series H Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, whether such assets are capital, surplus or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Junior Stock, but only after any preference is paid or set apart for the Series D Preferred Stock, an amount equal to one hundred dollars ($100.00) per share of Series E Preferred Stock, an amount equal to one hundred dollars ($100.00) per share of Series F Preferred Stock and an amount equal to one hundred dollars ($100.00) per share of Series H Preferred Stock, then after such preference is paid with respect to the Series E Preferred Stock, Series F Preferred Stock and Series H Preferred Stock, in the case of the Series E Preferred Stock an amount equal to any declared and unpaid dividends thereon, in the case of the Series F Preferred Stock an amount equal to any declared and unpaid dividends thereon, and in the case of the Series H Preferred Stock an amount equal to any declared and unpaid dividends thereon, and no more. If upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, after the distribution of any preference on the Series D Preferred Stock is paid or set apart, the assets to be distributed to the holders of the Series E Preferred Stock, the Series F Preferred Stock and the Series H Preferred Stock shall be insufficient to permit the payment to such shareholders of the full preferential amounts aforesaid, then all of the remaining assets of the Company to be distributed shall be distributed among the holders of the Series E Preferred Stock, the Series F Preferred Stock and the Series H Preferred Stock ratably in accordance with its liquidation preferences.

                  (b) Remaining Assets. After the payment or distribution to the
                      ----------------
holders of the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series H Preferred Stock of the full preferential amounts aforesaid, the holders of the Junior Stock then outstanding shall be entitled to receive ratably all remaining assets of the Company to be distributed.

          Section 6. Merger, Consolidation.
                     ---------------------

                  (a)   At any time, in the event of:

                             (1)  any consolidation or merger of the Company
with or into any other corporation or other entity or person (other than a merger of a wholly owned subsidiary into the Company), or

                             (2)  a sale or other disposition of all or
substantially all of the assets of the Company, then:

                                      (A)   After the full payments, if any,
required to be made to the holders of the Series D Preferred Stock shall have been made, holders of the Series E Preferred Stock, the Series F Preferred Stock and the Series H Preferred Stock shall receive, for each share of such stock in cash or in securities (including, without limitation, debt securities) received from the acquiring corporation, or a combination thereof, at the closing of any such transaction, an amount equal to $100.00 (appropriately adjusted for subdivisions or combinations of the Series E Preferred Stock, Series F Preferred Stock or Series H Preferred Stock), then after such preference is paid with respect to the Series E Preferred Stock, Series F Preferred Stock and Series H Preferred Stock, an amount equal to all declared and unpaid dividends on each share of Series E Preferred Stock, an amount equal to all declared and unpaid dividends on each share of Series F Preferred Stock, and an amount equal to all declared and unpaid dividends on each share of Series H Preferred Stock (whether or not earned or declared, to and including the date full payment shall be tendered to such holders with respect to such transaction), and no more; provided, however, in the event of any such transaction, if the amounts
--------  -------
available to be distributed to the holders of the Series E Preferred Stock, Series F Preferred Stock and Series H Preferred Stock shall be insufficient to permit the payment to such shareholders of the full amounts provided for in this
Section 6(a)(2)(A), then the amounts to be so distributed shall be distributed ratably in accordance with its respective preferences; and

                                      (B)   after the payment or distribution to
the holders of the Series D Preferred Stock, the holders of the Series E Preferred Stock, the holders of the Series F Preferred Stock and to the holders of the Series H Preferred Stock of the full preferential amounts stated in
Section 6(a)(2)(A) hereof, the remaining proceeds of such transaction shall be distributed ratably to the holders of Junior Stock then outstanding.

                   (b) Any securities or other property to be delivered to the holders of the Series H Preferred Stock or Common Stock pursuant to Section 6(a) hereof shall be valued as follows:

                                (1)   Securities not subject to investment
letter or other similar restrictions on free marketability:

                                      (A)   If traded on a securities exchange,
the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the closing;

                                      (B)   If actively traded over-the-counter,
the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the closing; and

                                        (C)     If there is no active public
market, the value shall be the fair market value thereof, as mutually determined by the Company and the holders of a Majority of the Series H Preferred Stock.

                                (2)     The method of valuation of securities
subject to investment letter or other restrictions on free marketability shall be to make appropriate discount from the market value determined as above in paragraph (1)(A), (B) or (C) to reflect the approximate fair market value thereof, as mutually determined by the Company and the holders of a Majority of the Series H Preferred Stock.

                                (3)     All other securities or other property
shall be valued at the fair market value thereof, as mutually determined by the Company and the holders of a Majority of the Series H Preferred Stock.

                                (4)     If the holders of a Majority of the
Series H Preferred Stock and the Company are unable to reach agreement on any valuation matter, such valuation shall be submitted to and determined by a nationally recognized independent investment banking firm selected by the Board and the holders of a Majority of the Series H Preferred Stock (or, if such selection cannot be made, by a nationally recognized independent investment banking firm selected by the American Arbitration Association in accordance with its rules).

                  (c) In the event the requirements of Section 6(a) hereof are not complied with, the Company shall forthwith either:

                                (1)     Cause such closing to be postponed until
such time as the requirements of this Section 6 have been complied with; or

                                (2)     Cancel such transaction, in which event
the rights, preferences and privileges of the holders of the Series H Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in
Section 6(d) hereof.

                  (d) The Company shall give each holder of record of Series H Preferred Stock written notice of such impending transaction not later than thirty (30) days prior to the shareholders' meeting called to approve such transaction, or thirty (30) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 6, and the Company shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than thirty (30) days after the Company has given the first notice provided for herein or sooner than ten (10) days after the Company has given notice of any material changes provided for herein; provided, however, that such periods may
                                      --------  -------
be shortened upon the written consent of the holders of a Majority of the Series H Preferred Stock.

                          (e)   The provisions of this Section 6 are in addition
to the protective provisions of Section 10 hereof.

                  Section 7.  Redemption.  The Company shall not have the right
                              ----------
to purchase, call, redeem or otherwise acquire for value any or all of the Series H Preferred Stock.

                  Section 8.  Voting Rights. Except as may otherwise be required
                              -------------
by law or as set forth in Section 10 hereof, the Series H Preferred Stock shall have no voting rights.

                  Section 9.  Conversion.  The holders of Series H Preferred
                              ----------
Stock shall have the following conversion rights:

                          (a)   Right to Convert. Each share of Series H
                                ----------------
Preferred Stock shall be convertible, at any time at the option of the holder thereof, into fully paid and nonassessable shares of Common Stock.

                          (b)   Conversion Price. The Series H Preferred Stock
                                ----------------
shall be convertible into the number of shares of Common Stock which results from dividing the Conversion Price (as hereinafter defined) in effect at the time of conversion into $100.00 (appropriately adjusted for subdivisions or combinations of the Series H Preferred Stock) for each share of Series H Preferred Stock being converted. The Conversion Price shall, subject to adjustment from time to time as provided below, be $0.75 (appropriately adjusted for subdivisions and combinations of shares of Common Stock and dividends on Common Stock payable in shares of Common Stock) (the "Conversion Price").
                                                      ----------------

                          (c)   Mechanics of Conversion. Each holder of Series H
                                -----------------------
Preferred Stock who desires to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Series H Preferred Stock or Common Stock, and shall give written notice to the Company at such office that such holder elects to convert the same and shall state therein the number of shares of Series H Preferred Stock being converted. Thereupon the Company shall promptly issue and deliver to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender (the "Surrender Date") of the certificate
                                             --------------
representing the shares of Series H Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on the Surrender Date.

                          (d)   Adjustment for Certain Dilutive Issuances.
                                -----------------------------------------

                                        (1)    If the Company at any time or
from time to time after the Commitment Date issues Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price then in effect immediately prior to such issuance, then and in such event, the Conversion Price shall be reduced, concurrently with such issuance, to a price (calculated to the nearest cent) determined by multiplying the Conversion Price by a fraction, (x) the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issuance plus (B) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of shares of Additional Stock so issued would purchase at the Conversion Price in effect immediately prior to such issuance, and (y) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issuance. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issuance shall be calculated as if all shares of Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, and all warrants and all other securities which are convertible, exercisable or exchangeable for shares of Common Stock, had been fully converted into, exercised for or exchanged for shares of Common Stock as of such date.

                          (2)   For the purposes of this Section 9(d),
"Additional Stock" shall mean all shares of Common Stock issued by the Company after the Commitment Date, other than:

                                (A)     shares of Common Stock (adjusted
appropriately for stock dividends, splits, combinations and similar transactions) issued or issuable pursuant to the Company's 1989 Stock Option Plan, 1992 Stock Option Plan, 1996 Non-Employee Directors' Stock Option Plan and Employee Stock Purchase Plan;

                                (B)     shares of Common Stock (adjusted
appropriately for stock dividends, splits, combinations and similar transactions) issued or issuable to officers, directors or employees of, or consultants to, the Company pursuant to stock option or stock purchase plans, restricted stock plans or agreements on terms approved by the Board of Directors, not to exceed 5 percent of the number of shares of Common Stock outstanding;

                                (C)     shares of Common Stock (adjusted
appropriately for stock dividends, splits, combinations and similar transactions) issued or issuable upon conversion of shares of Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series X Junior Participating Preferred Stock;

                                (D)     shares of Common Stock (adjusted
appropriately for stock dividends, splits, combinations and similar transactions) issued or issuable upon exercise of options or warrants outstanding on or before October 31, 2001; or

                                (E)     capital stock, or options or warrants to
purchase capital stock, issued to strategic or corporate partners of the Company, or to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions which, in each case, have been approved by the Board of Directors.

                  (e)     Adjustment for Stock Splits and Combinations. If the
                          --------------------------------------------
Company at any time or from time to time after the Commitment Date effects a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Company at any time or from time to time after the Commitment Date combines the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this subsection (e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  (f)     Adjustment for Certain Dividends and Distributions. If
                          --------------------------------------------------
the Company at any time or from time to time after the Commitment Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and
(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if
                                                      --------  -------
such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this subsection (f) as of the time of actual payment of such dividends or distributions.

                  (g)     Adjustments for Other Dividends and Distributions. In
                          -------------------------------------------------
the event the Company at any time or from time to time after the Commitment Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Series H Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company which they would have received had their Series H Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this
Section 9 with respect to the rights of the holders of the Series H Preferred Stock.

                          (h)   Adjustment for Reclassification, Exchange and
                                ---------------------------------------------
Substitution. In the event that at any time or from time to time after the
------------
Commitment Date, the Common Stock issuable upon the conversion of the Series H Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 9), then and in any such event, as a condition of such recapitalization, reorganization, reclassification or other change, provision shall be made so that each holder of Series H Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reorganization, reclassification or other change, by holders of the maximum number of shares of Common Stock into which such shares of Series H Preferred Stock could have been converted immediately prior to such recapitalization, reorganization, reclassification or change, all subject to further adjustment as provided herein.

                          (i)   Certificate of Adjustment. In each case of an
                                -------------------------
adjustment or readjustment of the Conversion Price or the number of shares of Common Stock or other securities issuable upon conversion of the Series H Preferred Stock, the Company shall cause its chief financial officer to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Series H Preferred Stock at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in reasonable detail the facts upon which such adjustment or readjustment is based.

                          (j)   Notices of Record Date. In the event of (i) any
                                ----------------------
taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation (other than a merger of a wholly owned subsidiary into the Company), or any transfer of all or substantially all of the assets of the Company to any other person or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series H Preferred Stock at least thirty (30) days prior to the record date specified therein, a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

               (k) Automatic Conversion.
                   --------------------

                          (1) Each share of Series H Preferred Stock shall
automatically be converted into shares of Common Stock based on the then effective Conversion Price (A) immediately upon the closing after the Commitment Date of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of Common Stock for the account of the Company in which the public offering price equals or exceeds $5.00 per share of Common Stock (appropriately adjusted for subdivisions and combinations of shares of Common Stock and dividends on Common Stock payable in shares of Common Stock), the minimum offering is for at least $10 million and the obligation of the underwriters with respect to which is that if any of the securities being offered are purchased, all such securities must be purchased, or (B) upon the receipt by the Company of a written notice from the holders that the number of shares of the Series H Preferred Stock representing more than 50% of the outstanding Series H Preferred Stock electing unconditionally to convert such shares of Series H Preferred Stock.

                          (2) Upon the occurrence of any of the events specified
in paragraph (1) above the outstanding shares of Series H Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the
                                                  --------  -------
Company (i) shall notify all the holders of Series H Preferred Stock that were not a party to the written notice specified in paragraph (1) above that their shares will be automatically converted, and (ii) shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series H Preferred Stock are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series H Preferred Stock, the holders of Series H Preferred Stock shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Series H Preferred Stock or Common Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series H Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred.

                          (l) Fractional Shares. No fractional shares of Common
                              -----------------
Stock shall be issued upon conversion of Series H Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the Common Stock Value on the date of conversion.

                          (m) Reservation of Stock Issuable Upon Conversion. The
                              ---------------------------------------------
Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series H Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series H Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series H Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                          (n) Notices. Any notice required or permitted by this
                              -------
Section 9 or any other provision of this Certificate of Designation to be given to a holder of Series H Preferred Stock or to the Company shall be in writing and be deemed given upon the earlier of actual receipt or three (3) days after the same has been deposited in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, and addressed (i) to each holder of record at the address of such holder appearing on the books of the Company, or (ii) to the Company at 10655 Sorrento Valley Road, San Diego, California 92121, or (iii) to the Company or any holder, at any other address specified in a written notice given to the other for the giving of notice.

                          (o) Payment of Taxes. The Company will pay all taxes
                              ----------------
(other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series H Preferred Stock, including without limitation any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series H Preferred Stock so converted were registered.

                          (p) No Dilution or Impairment. The Company shall not
                              -------------------------
amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series H Preferred Stock against dilution or other impairment.

                          (q) Validity of Conversion Shares. The Company agrees
                              -----------------------------
that it will from time to time take all such actions as may be necessary to assure that all shares of Common Stock which may be issued upon conversion of any share of Series H Preferred Stock will, upon issuance, be legally and validly issued, fully paid and nonassessable and free from all liens and charges with respect to the issue thereof (other than liens imposed by the holders of such shares); and, without limiting the generality of the foregoing, the Company agrees that it will from time to time take all such action as may be necessary to assure that the par value per share, if any, of the Common Stock is at all times equal to or less than that which would be required to maintain the status of the Common Stock as fully paid without additional payment from the holders of the Series H Preferred Stock.

                  Section 10. Restrictions and Limitations. So long as any
                              ----------------------------
shares of Series H Preferred Stock remain outstanding, the Company shall not, and shall not permit any Subsidiary to, without the vote or written consent by the holders of at least a Majority of the Series H Preferred Stock:

                          (a) Increase or decrease the aggregate number of
authorized shares of Series H Preferred Stock;

                          (b) Increase or decrease the par value of the Series H
Preferred Stock;

                          (c) Alter or change the powers, preferences or special
rights of the Series H Preferred Stock so as to affect them adversely; or

                          (d) Authorize, create or issue any new class or series
of capital stock or any other securities convertible into equity securities of the Company (other than Common Stock) having a preference over, or being on a parity with, the Series H Preferred Stock with respect to voting, dividends, redemption, liquidation or dissolution of the Company other than the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock outstanding on the date hereof.

                  Section 11. No Reissuance of Series H Preferred Stock. No
                              -----------------------------------------
share or shares of Series H Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and shall thereafter revert to authorized but unissued blank check preferred of the Company.

                           [SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, Protein Polymer Technologies, Inc. has caused this Certificate to be signed and attested by its duly authorized officers this 19th day of July, 2001.


                                            PROTEIN POLYMER TECHNOLOGIES, INC.



                                            By: ________________________________
                                                 J. Thomas Parmeter, President


Attest:


By:_______________________________
   Philip J. Davis, Secretary